As filed with the Securities and Exchange Commission on December 8, 1997
                                                    Registration No. 333-21157


                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ________________________

                             AMENDMENT NO. 1
                                   TO
                                FORM S-3
                          REGISTRATION STATEMENT
                                 UNDER
                        THE SECURITIES ACT OF 1933
                         ________________________

                          THE MACERICH COMPANY
             (Exact name of Registrant as specified in its charter)
                         ________________________
                Maryland                            99-4448705
       (State or other jurisdiction of          (I.R.S. Employer
        incorporation or organization)       Identification Number)

                     233 Wilshire Boulevard, No. 700
                      Santa Monica, California 90401
                             (310) 394-6911
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                        ________________________

                            Arthur M. Coppola
                               President
                          The Macerich Company
                     233 Wilshire Boulevard, No. 700
                      Santa Monica, California 90401
                            (310) 394-6911
                       ________________________

                               Copy to:

                        Thomas J. Leary, Esq.
                        O'Melveny & Myers LLP
                        400 South Hope Street
                    Los Angeles, California 90071-2899
                           (213) 669-6000
                      ________________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                   CALCULATION OF REGISTRATION FEE

Title of each class of                    Proposed maximum             Amount of
securities to be registered               aggregate offering price     registration fee
--------------------------------------    ------------------------     ----------------
Common Stock ($.01 par value per share)          (1)(2)(3)                  N/A
Securities Warrants                              (1)(2)(4)                  N/A
Rights                                           (1)(2)(5)                  N/A
    Total                                      $500,000,000               $147,148(6)
                                               ------------               -----------
                                               ------------               -----------

(Footnotes on next page)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

(Footnotes from preceding page)

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $500,000,000 (or its equivalent in foreign currency). Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) Subject to Footnote (1), there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant.

(4) Subject to Footnote (1), there is being registered hereunder an indeterminate number of Common Stock Warrants representing rights to purchase Common Stock registered pursuant to this Registration Statement.

(5) Subject to Footnote (1), there is being registered hereunder an indeterminate number of Rights representing rights to purchase Common Stock registered pursuant to this Registration Statement.

(6) The registration fee has previously been paid by the Registrant. The registration fee has been calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, and includes $14,412,500 aggregate amount of securities which were previously registered under the Registrant's Registration Statement on Form S-3 (No. 33-93584). The registration statement fee specified in the table has been computed on the basis of $485,587,500 aggregate amount of securities registered hereby, prior to including the previously registered and unsold securities referred to above.

    This Registration Statement includes $14,412,500 aggregate amount of securities which were previously registered under the Registrant's Registration Statement on Form S-3 (No. 33-93584) and remain unsold as of the date hereof. As permitted by Rule 429, the Prospectus with respect to this Registration Statement also relates to the previously unsold Securities covered hereby.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED DECEMBER 8, 1997

                        [LOGO OF THE MACERICH COMPANY]


Prospectus                     $500,000,000

                           THE MACERICH COMPANY


                                 Securities



    The Macerich Company, a Maryland corporation ("Macerich" or the "Issuer") may offer from time to time, in one or more series, shares of its Common Stock, $.01 par value per share (the "Common Stock"), warrants to purchase Common Stock (the "Securities Warrants") and rights to purchase shares of Common Stock (the "Rights"). The Common Stock, the Securities Warrants and the Rights are collectively referred to herein as the "Securities." Securities will have a maximum aggregate offering price of $500,000,000 and will be offered on terms to be determined at the time of the offering.

    In the case of Common Stock, the specific number of shares and issuance price per share will be set forth in the accompanying Prospectus Supplement. In the case of Securities Warrants, the duration, offering price, exercise price and detachability, if applicable, will be set forth in the accompanying Prospectus Supplement. In the case of the Rights, the duration, exercise price and transferability, if applicable, will be set forth in the accompanying Prospectus Supplement. In addition, such specific terms of the Securities may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. The Prospectus Supplement will also disclose whether the Securities will be listed on a national securities exchange and if they are not to be listed, the possible effects thereof on their marketability.

    Securities may be sold by the Issuer from time to time directly, through agents or through underwriters and/or dealers. If any agent of the Issuer or any underwriter is involved in the sale of the Securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying Prospectus Supplement. No Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such Securities. See "Plan of Distribution." The applicable Prospectus Supplement will also contain information, when applicable, about certain United States federal income tax considerations relating to the Securities covered by such Prospectus Supplement.

SEE "RISK FACTORS" AT PAGE 3 OF THIS PROSPECTUS FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS BEFORE MAKING AN INVESTMENT IN THE SECURITIES.

                     _______________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.
                     _______________________________

        THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED
            ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY
               REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

December __, 1997

                       AVAILABLE INFORMATION

    The Issuer has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 with respect to the Securities. This Prospectus, which is part of the Registration
Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Issuer and the Securities, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed (or incorporated by reference) as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


    The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Issuer may be inspected and copied at the public reference facilities maintained by the Commission at the addresses shown above. Copies of such material can be obtained from the Public Reference Section of the Commission at the address shown above at prescribed rates or through the Commission's Website. In addition, reports, proxy statements and other information concerning the Issuer can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

                    _______________________________

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    There are incorporated herein by reference the following documents of the Issuer filed with the Commission: (1) the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) the Issuer's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; (3) the Proxy Statement for the Issuer's 1997 Annual Meeting of Shareholders held on May 28, 1997; (4) the Issuer's Current Report on Form 8-K, event date November 30, 1996, as amended by Form 8-K/A, filed February 4, 1997; (5) the Issuer's Current Report on Form 8-K, event date December 30, 1996, as amended by Form 8-K/A, filed February 27, 1997; (6) the Issuer's Current Report on Form 8-K, event date June 20, 1997; (7) the Issuer's Current Report on Form 8-K, event date August 6, 1997, as amended by Form 8-K/A, filed October 16, 1997; (8) the description of the Issuer's Common Stock contained in the Issuer's registration statement filed under the Exchange Act and any amendments or reports filed for the purpose of updating such description; and (9) all documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities.



    Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein or in a Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein, in a Prospectus Supplement or in any subsequently filed document which is incorporated by reference herein or in a Prospectus Supplement modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.



    The Issuer will provide without charge to each person, including any beneficial holder, to whom a copy of this Prospectus or any Prospectus Supplement is delivered, upon the written or oral request of any such person, a copy of any and all the foregoing documents incorporated by reference herein, including exhibits specifically incorporated by reference in such documents but excluding all other exhibits to such documents. Requests should be made to the Corporate Secretary of the Company at 233 Wilshire Boulevard, No. 700, Santa Monica, California 90401, telephone number (310) 394-6911. Copies of all documents filed by the Issuer with the Commission can be reviewed on or obtained from the Commission's Website at http://www.sec.gov.

    UNLESS THE CONTEXT INDICATES OTHERWISE, ALL REFERENCES TO THE "COMPANY" IN THIS PROSPECTUS INCLUDE THE ISSUER AND THOSE ENTITIES OWNED OR CONTROLLED BY THE ISSUER, WHICH ENTITIES INCLUDE, WITHOUT LIMITATION, THE OPERATING PARTNERSHIP AND THE PROPERTY PARTNERSHIPS, OTHER THAN THE PROPERTY PARTNERSHIPS WHICH OWN THE JOINT VENTURE CENTERS.


                                THE COMPANY


    The Issuer was formed in 1993 to continue and expand the business of The Macerich Group, which since 1972 has focused on the acquisition, ownership, redevelopment, management and leasing of regional shopping centers and community shopping centers located throughout the United States. The Company currently owns or has ownership interests in 26 regional shopping centers and three community shopping centers located in twelve states, containing approximately 21.4 million square feet of gross leaseable area ("GLA") (the 29 regional and community shopping centers described above and any shopping centers acquired after the date of this Prospectus are referred to hereinafter as the "Centers").

    The Issuer was organized as a Maryland corporation in September 1993 to continue and expand the business of The Macerich Group, which has been engaged in the shopping center business since 1965. The Macerich Group consists of Mace Siegel, Arthur M. Coppola, Dana K. Anderson and Edward C. Coppola (the "Principals") and certain business associates and members of management of the Company. The Principals are directors and executive officers of the Issuer and have a combined total of over 100 years of experience in the shopping center business.

    The Issuer operates through The Macerich Partnership L.P., a Delaware limited partnership (the "Operating Partnership"). The Issuer has a majority ownership interest in the Operating Partnership and, as the sole general partner, has exclusive power to manage and conduct the business of the Operating Partnership, subject to certain limited exceptions. The Issuer conducts all of its operations through the Operating Partnership, two management companies, Macerich Property Management Company and Macerich Management Company, both California corporations (the "Management Companies"), and certain single purpose entities (the "Property Partnerships") jointly owned by the Issuer and the Operating Partnership and, in the case of the entities which own the Centers which are not wholly-owned by the Company (the "Joint Venture Centers"), third-party joint venture partners. The Operating Partnership owns all of the non-voting preferred stock (generally entitled to dividends equal to 95% of cash flow) of each of the Management Companies. All of the outstanding voting common stock of each of the Management Companies is owned by the Principals.

    The Company's primary objective is to enhance stockholder value by increasing its Funds from Operations ("FFO") per share, primarily by focusing on the acquisition of potentially dominant franchise regional malls that have internal growth characteristics. The Company's strategy is to increase the net operating income of each acquired property by rolling below-market rents up to market levels as leases expire, expanding the Centers, adding department stores, changing the tenant mix and increasing occupancy levels. In addition to its acquisition strategy, the Company also seeks to improve the financial performance of the Centers that it already owns by rolling below-market rents up to market levels as leases expire, increasing occupancy levels, and redeveloping, expanding and renovating the properties.

    The Company's principal executive offices are located at 233 Wilshire Boulevard, No. 700, Santa Monica, California 90401 and its telephone number is
(310) 394-6911.


                                 RISK FACTORS

    Prospective investors should carefully consider, among other factors, the matters described below before purchasing any Securities offered hereby. Any additional risk factors regarding an investment in the Securities will be set forth in the applicable Prospectus Supplement. See also "Description of Securities Warrants -- Certain Risk Considerations."

RISKS OF REAL ESTATE INVESTMENTS


    GENERAL FACTORS AFFECTING INVESTMENTS IN SHOPPING CENTERS; COMPETITION

    Real property investments are subject to varying degrees of risk that may affect the ability of the Centers to generate sufficient revenues to meet operating and other expenses, including debt service, lease payments, capital expenditures and tenant improvements, and to make distributions to their owners and the Issuer's stockholders. Income from shopping center properties may be adversely affected by a number of factors, including: the national economic climate; the regional and local economy (which may be adversely impacted by plant closings, industry slowdowns, adverse weather conditions, natural disasters and other factors); local real estate conditions (such as an oversupply of, or a reduction in demand for, retail space); perceptions by retailers or shoppers of the safety, convenience and attractiveness of the shopping center; and increased costs of maintenance, insurance and operations (including real estate taxes). In addition, investments in shopping centers and other real estate are relatively illiquid. If the Centers were liquidated in the current real estate market, the proceeds to the Company might be less than the Company's total investment in the Centers. There are numerous shopping facilities that compete with the Centers in attracting tenants to lease space, and an increasing number of new retail formats other than retail shopping centers that compete with the Centers for retail sales. Increased competition could adversely affect the Company's revenues. Income from shopping center properties and shopping center values are also affected by such factors as applicable laws and regulations, including tax and zoning laws, interest rate levels and the availability of financing.



    DEPENDENCE ON TENANTS

    The Company's revenues and funds available for distribution would be adversely affected if a significant number of the Company's lessees were unable (due to poor operating results, bankruptcy or other reasons) to meet their obligations, if the Company were unable to lease a significant amount of space in the Centers on economically favorable terms, or if for any other reason, the Company were unable to collect a significant amount of rental payments. A decision by a department store or other large retail store tenant (an "Anchor"), or other significant tenant, to cease operations at a Center could also have an adverse effect on the Company. The closing of an Anchor could, under certain circumstances, allow certain other Anchors, or other tenants, to terminate their leases or cease operating their stores at the Center. In addition, mergers, acquisitions, consolidations, dispositions or bankruptcies in the retail industry could result in the loss of tenants at one or more Centers. The bankruptcy and subsequent closure of retail stores could reduce occupancy levels and rental income, or otherwise adversely affect the Company's performance. Furthermore, if the store sales of retailers operating in the Centers were to decline sufficiently, tenants might be unable to pay their minimum rents or expense recovery charges. In the event of a default by a lessee, the Center may experience delays and costs in enforcing its rights as lessor. See "-- Bankruptcy of Retail Stores."

    RISKS OF MANAGEMENT AND LEASING BUSINESS

    Each of the Management Companies is subject to the risks associated with the property management and leasing business. These risks include the risks that management and leasing contracts with third-party owners will be lost to competitors, that contracts will not be renewed on terms consistent with current terms, and that leasing activity generally may decline. Most of the third-party management contracts can be terminated on 30 to 60 days notice by third parties. Additionally, the compensation of the Management Companies is tied to various revenues under virtually all of the property management agreements with third-party owners.

    ACQUISITION AND REDEVELOPMENT STRATEGY


    The Company's historical growth in revenues, net income and Funds From Operations have been closely tied to the acquisition and redevelopment of shopping centers. Many factors, including the availability and cost of capital, overall debt to market capitalization ratio, interest rates and the availability of attractive acquisition targets, among others, will affect the Company's ability to acquire and redevelop additional properties in the future.



CONFLICTS OF INTEREST

    MANAGEMENT COMPANIES

    The management, leasing and redevelopment business of the Company is carried on through the Management Companies. The Principals own 100% of the outstanding shares of voting common stock of each of the Management Companies, and the Operating Partnership owns 100% of the outstanding shares of non-voting preferred stock of each of such entities. As the holder of 100% of the preferred stock, the Operating Partnership has the right to receive 95% of the net cash flow of each of the Management Companies. However, since each of the Management Companies is an operating company and not a passive entity, the Company's investment in the Management Companies, through non-voting preferred stock, is subject to the risk that the Principals might have interests that are inconsistent with the interests of the Company.



    The Management Companies have entered into management agreements ("Management Agreements") with the Operating Partnership and each of the Property Partnerships (other than the Property Partnership that owns West Acres Center) Centers providing for the day-to-day property management of the Centers. The Operating Partnership or the applicable Property Partnership will have the right to terminate any Management Agreement at any time. The terms of certain of the Management Agreements have not been negotiated on an arm's-length basis. However, the Company believes the terms of the Management Agreements are fair to the Company and are similar to the terms of Management Agreements that the Management Companies have recently entered into with unaffiliated owners of shopping centers. The Principals have a conflict of interest with respect to their obligations as executive officers and directors of the Company, which through the Operating Partnership will be required to enforce the terms of the Management Agreements with the Management Companies. The failure to enforce the material terms of those agreements could have an adverse effect on the Company.



    The Management Companies also provide management, leasing, construction and redevelopment services for shopping centers owned by third parties who are unaffiliated with the Company. In addition, the Management Companies may from time to time agree to manage additional shopping centers that might compete with the Centers. These arrangements may also create conflicts of interest for the Principals.

    TAX CONSEQUENCES OF SALE OF CERTAIN CENTERS

    The sale of certain of the Centers will cause adverse tax consequences to the Principals. As a result, the Principals might not favor a sale of these Centers even though such a sale could be beneficial to other stockholders of the Issuer. See "Federal Income Tax Considerations - Tax Aspects of the Company's Investments in Partnerships."




    REQUIRED CONSENT OF LIMITED PARTNERS OF OPERATING PARTNERSHIP FOR CERTAIN TRANSACTIONS

    The partnership agreement of the Operating Partnership (the "Partnership Agreement") provides that a decision to merge the Operating Partnership, sell all or substantially all of its assets or liquidate must be approved by the holders of 75% of the limited partnership interests in the Operating Partnership ("OP Units"). Since the Issuer currently owns only approximately 68% of the OP Units, the concurrence of at least some of the other holders of OP Units (the "Participants") would be required to approve any such transaction.



    PRINCIPAL GUARANTEES

    The Principals have guaranteed mortgage loans encumbering the Centers. As of the date of this Prospectus, the aggregate principal amount of such loans is $23.8 million, and the aggregate principal amount guaranteed by the Principals is approximately $15.0 million. The existence of such guarantees could result in the Principals having interests that are inconsistent with the interests of the Company.


NO LIMITATION ON DEBT


    Since the Issuer's initial public offering of Common Stock in March 1994, the Company has had a debt level of less than 50% of the Company's Total Market Capitalization. "Total Market Capitalization" means the sum of (i) the aggregate market value of the outstanding equity shares, assuming full redemption of OP Units for shares of Common Stock, plus (ii) the total debt of the Operating Partnership including a pro rata share of the debt of the Joint Venture Centers. The organizational documents of the Company, however, do not limit the amount or percentage of indebtedness that it may incur. Accordingly, the Board of Directors of the Issuer (the "Board of Directors") could alter or eliminate this current practice with respect to borrowing. If this practice were changed, the Company could become more highly leveraged, resulting in an increased risk of default on its obligations and an increase in debt service requirements, either of which could adversely affect the financial condition and results of operations of the Company.


ABILITY TO CHANGE POLICIES OF THE COMPANY

    The investment and financing policies of the Company and its policies with respect to certain other activities, including its growth, debt capitalization, distributions, REIT status and operating policies, are determined by the Board of Directors. The Board of Directors has no present intention to amend or revise these policies. However, the Board of Directors may do so at any time without a vote of the Issuer's stockholders. A change in these policies could adversely affect the Company's financial condition or results of operations. See "-- No Limitation on Debt."

INABILITY TO QUALIFY AS A REIT

    The Company believes that it has operated so as to qualify the Issuer as a REIT under the United States Internal Revenue Code of 1986, as amended (the "Code") and intends to operate so that the Issuer may remain so qualified. No assurance, however, can be given that the Issuer has qualified or will be able to remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code (the "Treasury Regulations") is greater in the case of a REIT that holds its assets in partnership form. The determination of various factual matters and circumstances not entirely within the Company's control may affect the Issuer's ability to qualify as a REIT. See "-- Outside Partners in Joint Venture Centers." In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the Issuer's qualification as a REIT or the federal income tax consequences of such qualification. See "Federal Income Tax Considerations."

     If in any taxable year the Issuer were to fail to qualify as a REIT, the Issuer would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Issuer would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, net income and the funds available for distribution to the Issuer's stockholders would be reduced for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify the Issuer as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors to revoke the REIT election. See "Federal Income Tax Considerations."


RISKS OF DEBT FINANCING

    The Company is subject to the risks associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest. Other than the Issuer's 7-1/4% Convertible Subordinated Debentures due 2002 (the "Debentures"), the Company's outstanding indebtedness represents obligations of the Operating Partnership and certain Property Partnerships that hold the Centers and most of which is nonrecourse to the applicable obligor. A majority of the Centers are mortgaged to secure payment of this indebtedness, and if the mortgage payments cannot be made, a loss could be sustained as a result of foreclosure by the mortgagee. Any outstanding indebtedness under the Company's working capital credit facility is the obligation of the Operating Partnership and certain Property Partnerships.

    The Company's current indebtedness bears interest at both fixed rates and floating rates. For future financings, the Company intends to seek the most attractive financing arrangements available at the time, which may involve either fixed or floating interest rates. With respect to floating rate indebtedness, increases in interest rates could adversely affect the Company's Funds from Operations, funds available for distribution and its ability to meet its debt service obligations. In connection with $65.1 million of the Company's floating rate indebtedness, as of the date of this Prospectus, the Company has entered into interest rate protection agreements that limit the Company's exposure to increases in interest rates. Consideration will be given to acquiring interest rate caps or entering into other interest rate protection agreements if appropriate with respect to future floating rate indebtedness to reduce exposure to interest rate increases on such debt.

    The Company is obligated to make balloon payments of principal under mortgages on certain of the Centers. Although the Company anticipates that it will be able to refinance such indebtedness by the time the balloon payments become due, or otherwise obtain funds by selling assets or by raising equity, there can be no assurance that it will be able to do so. In addition, interest rates on, and other terms of, any debt issued to refinance such mortgage debt may be less favorable than the terms of the current mortgage debt.

    To qualify as a REIT under the Code, the Issuer generally is required each year to distribute to its stockholders at least 95% of its net taxable income determined without regard to net capital gains and the dividends paid deduction. See "Federal Income Tax Considerations--Taxation of the Company." The Company could be required to borrow funds on a short-term basis or liquidate investments to meet the distribution requirements that are necessary to qualify the Issuer as a REIT, even if management believed that then prevailing market conditions did not favor such actions.


OUTSIDE PARTNERS IN JOINT VENTURE CENTERS


    The Company owns partial interests in Property Partnerships which own the five Joint Venture Centers. The Company owns a 50% managing general partnership interest in Property Partnerships that own three of the Joint Venture Centers (Panorama Mall, North Valley Plaza and Broadway Plaza) a 19% non-managing general partnership interest in the Property Partnership that holds one of the Joint Venture Centers (West Acres Center) and a managing member interest of 10% in the limited liability company which holds the remaining Joint Venture Center (Manhattan Village Shopping Center). Such investments involve risks not otherwise present with respect to wholly-owned Centers.


    The Company may have certain fiduciary responsibilities to its partners which it will need to consider when making decisions that affect the Joint Venture Centers. The Company does not have sole control of certain major decisions relating to the Joint Venture Centers, including certain decisions with respect to sales, refinancings and the timing and amount of additional capital contributions thereto. Under certain circumstances, such as the Operating Partnership's failure to contribute its share of additional capital needed by the Property Partnerships, or defaults by the Operating Partnership under a partnership agreement for a Property Partnership or other agreements relating to the Property Partnerships or the Joint Venture Centers, the Company may lose its management rights relating to the Joint Venture Centers. In addition, with respect to one Joint Venture Center (West Acres Center), the Company does not have day-to-day operational control, nor is it able to control cash distributions therefrom that may jeopardize the Issuer's ability to maintain its qualification as a REIT. These limitations may result in decisions by third parties with respect to such Joint Venture Centers that do not fully reflect the interests of the Company at such time, including decisions relating to the standards that the Company is required to satisfy in order to maintain the Issuer's status as a REIT under the Code.


HOLDING COMPANY STRUCTURE

    Because the Issuer conducts its operations through the Operating Partnership, the Issuer's ability to service its debt obligations and its ability to pay dividends on the Common Stock are strictly dependent upon the earnings and cash flows of the Operating Partnership and the ability of the Operating Partnership to make funds available to the Issuer for such purpose in the form of intercompany distributions. Under the Delaware Revised Uniform Limited Partnership Act, the Operating Partnership would be prohibited from making any distribution to the Issuer to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Operating Partnership (other than certain nonrecourse liabilities and certain liabilities to the partners) exceed the fair value of the assets of the Operating Partnership.


BANKRUPTCY OF RETAIL STORES

    Over the past seven years, three department store companies operating a total of twenty of the current Anchors at the Centers have filed for bankruptcy under the United States Bankruptcy Code of 1978, as amended. As of the date of this Prospectus, seventeen of these stores are still operating and are meeting their current economic obligations to the Centers, one store has been acquired by another department store, one store has been acquired by the Company which is negotiating with potential replacement tenants and one store is being demolished to make space available for a theater complex and adjacent restaurants and shops. The bankruptcy of an Anchor, if followed by its closing or by its sale to a less desirable retailer, could adversely affect customer traffic in a Center and thereby reduce the income generated by that Center. Furthermore, the closing of an Anchor could, under certain circumstances, allow certain other Anchors to terminate their leases or cease operating their stores at the Center or otherwise adversely affect occupancy at the Center. Retail stores at the

Centers other than Anchors may also seek the protection of the bankruptcy laws, which could result in the termination of such tenants' leases and thus cause a reduction in the cash flow generated by the Centers.

POSSIBLE ENVIRONMENTAL LIABILITIES


    Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to properly remedy environmental hazards, may adversely affect the owner's or operator's ability to sell such property or to borrow using such property as collateral.

    Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain laws impose liability for release of asbestos-containing materials into the air and third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to such materials. In connection with its ownership and operation of the Centers, the Company may be potentially liable under such laws and may incur costs in responding to such liabilities. See "Item 1. Business--Environmental Matters" and Note 10 to the Financial Statements contained in the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 for a description of known environmental liabilities.

OWNERSHIP AND GOVERNANCE OF THE COMPANY AND THE OPERATING PARTNERSHIP


    Under the Partnership Agreement of the Operating Partnership, the Issuer, as the sole general partner of the Operating Partnership, is responsible for the management of the Operating Partnership's business and affairs. Moreover, each of the Principals serves as an executive officer of the Issuer and as a member of the Issuer's Board of Directors on a staggered basis. Accordingly, the Principals have substantial influence over the management of the Issuer and the Operating Partnership. See also "--Conflicts of Interest."

    The Partnership Agreement provides that a decision to merge the Operating Partnership, sell all or substantially all of its assets or liquidate the Operating Partnership must be approved by the holders of at least 75% of the limited partnership interests in the Operating Partnership (the "OP Units"). The Issuer owns less than 75% of the OP Units. Accordingly, the concurrence of at least some of the other holders of OP Units would be required to approve any such transaction.

OWNERSHIP LIMIT; CERTAIN ANTI-TAKEOVER PROVISIONS


In order for the Issuer to maintain its qualification as a REIT, not more than 50% in value of its outstanding capital stock may (after taking into account options to acquire capital stock) be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). The Issuer's Articles of Amendment and Restatement, as amended by the articles supplementary filed with the Maryland State Department of Assessments and Taxation on May 30, 1995 (collectively, the "Articles") restrict ownership of more than 5% (the "Ownership Limit") of the capital stock by any single stockholder (with limited exceptions for certain Participants (and their respective families and affiliated entities), including all four Principals). In addition to preserving the Issuer's status as a REIT, the Ownership Limit may (i) have the effect of precluding an acquisition of control of the Issuer without the approval of the Board of Directors even if a change in control were in the interest of stockholders and (ii) limit the opportunity for stockholders to receive a premium for their Common Stock that might otherwise exist if an investor were attempting to assemble a block of Common Stock in excess of the Ownership Limit or otherwise effect a change in control of the Issuer. The Board of Directors, in its sole discretion, may waive or (subject to certain limitations) modify the Ownership Limit with respect to other stockholders if it is satisfied that ownership in excess of this limit will not jeopardize the Issuer's status as a REIT. See "Description of Common Stock -- Restrictions on Transfer" for additional information regarding the Ownership Limit.



     Certain other provisions of the Issuer's Articles and bylaws may have the effect of discouraging a third party from making an acquisition proposal for the Issuer and may thereby inhibit a change in control of the Issuer that some, or a majority, of the holders of Common Stock might believe to be in their best interest or that could give the stockholders the opportunity to realize a premium over the then-prevailing market prices. The provisions include a staggered board of directors, advance notice requirements for stockholder nominations of directors and stockholder proposals, the authority of the directors to consider a variety of factors (other than maximizing stockholder value) with respect to a proposed business combination or other transaction, the authority of the directors to issue one or more series of preferred stock and the authority to create and issue rights entitling the holders thereof to purchase from the Company shares of stock or other securities or property.

UNINSURED LOSS


    The Company carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Centers (except West Acres Center and Manhattan Village Shopping Center), with policy specifications and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from wars) that are not generally insured because they are either uninsurable or not economically insurable.
In addition, while the Company carries earthquake insurance on the Centers located in California, such policies are subject to a deductible equal to 5% of the total insured value of each Center, a $500,000 per occurrence minimum and a combined annual aggregate loss limit of $100 million on these Centers. Furthermore, the Company has elected to carry title insurance on many of the Centers for less than their full value. Should an uninsured loss or a loss in excess of insured limits occur, the Operating Partnership or the Property Partnership, as the case may be, which owns the Center could lose its capital invested in the Center, as well as the anticipated future revenue from the Center, while remaining obligated for any mortgage indebtedness or other financial obligations related to the Center. Any such loss would adversely affect the Company. Moreover, as the general partner of the Operating Partnership and each of the Property Partnerships, the Issuer will generally be liable for any of their unsatisfied obligations other than non-recourse obligations. The Company's management believes that the Centers are adequately insured in accordance with industry standards.

                          USE OF PROCEEDS

    The Company is required by the terms of the Partnership Agreement to invest, contribute or otherwise transfer the net proceeds of any sale of Securities to the Operating Partnership in exchange for securities of the Operating Partnership equivalent to the Securities offered hereby. Except as otherwise provided in the applicable Prospectus Supplement, the Operating Partnership intends to use any such net proceeds for working capital and general business purposes, which may include the reduction of outstanding indebtedness, future acquisitions and the improvement of certain properties in the Operating Partnership's portfolio. Pending the use thereof, the Operating Partnership intends to invest any net proceeds in short-term, interest-bearing securities.

                         DESCRIPTION OF COMMON STOCK

    The following summary of the terms of the Common Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and the Issuer's Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

GENERAL

    The total number of shares of all classes of stock that the Issuer has authority to issue is 220,000,000, initially consisting of 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), 100,000,000 shares of Common Stock, par value $.01 per share, and 110,000,000 shares of excess stock, par value $.01 per share (the "Excess Shares"). The Articles provide that the Board of Directors of the Issuer (as used herein the term "Board of Directors of the Issuer" includes any duly authorized committee thereof) may classify or reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock. The terms of any capital stock classified or reclassified by the Board of Directors pursuant to the Articles shall be set forth in Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland prior to the issuance of any such capital stock.

RIGHTS OF HOLDERS OF COMMON STOCK

    Subject to the provisions of the Articles regarding Excess Shares (as defined below), the holders of the outstanding shares of Common Stock have full voting rights, one vote for each share held of record. Subject to the provisions of the Articles regarding Excess Shares and the rights of holders of preferred stock of the Issuer, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution, or winding up of the Issuer (but subject to the provisions of the Articles and the rights of holders of preferred stock of the Issuer), the assets legally available for distribution to holders of Common Stock shall be distributed ratably among such holders. Holders of Common Stock have no preemptive or other subscription or conversion rights, and no liability for further calls upon shares. The Common Stock is not subject to assessment.

    The Transfer Agent and Registrar for the Common Stock is First Chicago Trust Company of New York.

    Pursuant to the Articles and the Issuer's By-laws, shareholders of the Issuer are entitled to receive advance notice of annual and special meetings of shareholders of the Issuer. Notice is given to a shareholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the Issuer's records.

    Under the Maryland General Corporation Law (the "MGCL"), a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Articles do not provide for a lesser percentage in such situations.

RESTRICTIONS ON TRANSFER

    For the Issuer to qualify as a REIT under the Code, (i) not more than 50% in value of its outstanding capital stock (after taking into account options to acquire capital stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and (iii) certain percentages of the Issuer's gross income must be from particular activities (see "Federal Income Tax Considerations--Taxation of the Company" and "--Requirements for Qualification"). Because the Board of Directors believes it is essential for the Issuer to continue to qualify as a REIT, the Articles restrict the ownership and transfer of shares of the Issuer's capital stock.

    Subject to certain exceptions specified in the Articles, no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% of the number or value of the issued and outstanding capital stock of the Issuer. The attribution of ownership provisions are complex and may cause capital stock owned directly or indirectly by a group of related individuals or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 5% in value or in number of capital stock (or the acquisition of an interest in an entity which owns capital stock) by an individual or entity could cause that individual or entity (or another individual or entity) to be deemed to own in excess of 5% in value or in number of the outstanding capital stock of the Issuer, and thus subject such capital stock to the Ownership Limit. The Board of Directors, in its sole discretion, may waive or, subject to certain limitations, modify the Ownership Limit with respect to stockholders, but is under no obligation to do so. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it or an undertaking from the applicant with respect to preserving the REIT status of the Issuer. The Articles exclude from the Ownership Limit certain persons and their respective families and affiliates ("Excluded Participants") but provide that no Excluded Participant may own (directly or indirectly) more than a specified percentage of Common Stock as determined in accordance with the Articles (such Excluded Participant's "Percentage Limitation").

    The Articles provide that any purported transfer or issuance of shares, or other event, that would (i) result in a person owning capital stock in excess of the Ownership Limit or the Percentage Limitation, as appropriate,
(ii) result in the shares of Common Stock and preferred stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) cause the Issuer to become "closely held" under Section 856(h) of the Code (determined without regard to Code Section 856(h)(2) and by deleting the words "the last half of" in the first sentence of Code
Section 542(a)(2) in applying Code Section 856(h)) or (iv) result in the disqualification of the Issuer as a REIT (collectively, the "Prohibited Events"), that is not otherwise permitted as provided above, will be null and void AB INITIO as to the intended transferee or purported owner and the intended transferee or purported owner will acquire or retain no rights to, or economic interest in, those shares of capital stock.

ISSUANCE OF EXCESS SHARES

    The Articles provide that in the event of a purported transfer of capital stock or other event that would, if effective, result in a Prohibited Event, such capital stock will automatically be exchanged for Excess Shares, to the extent necessary to ensure that the purported transfer or other event does not result in the Prohibited Event. Outstanding Excess Shares will be held in trust. The trustee of such trust shall be appointed by the Issuer and shall be independent of the Issuer, any purported record or beneficial transferee and any beneficiary of such trust (the "Beneficiary"). The Beneficiary shall be one or more charitable organizations selected by the trustee.

    The Articles further provide that Excess Shares shall be entitled to the same dividends as the shares of capital stock exchanged for Excess Shares (the "Original Shares"). The trustee, as record holder of the Excess Shares, shall be entitled to receive all dividends and distributions in respect of such Excess Shares as may be authorized and declared by the Board of Directors and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The trustee shall also be entitled to cast all votes that holders of the Excess Shares are entitled to cast. Excess Shares in the hands of the trustee shall have the same voting rights as Original Shares. Upon the liquidation, dissolution or winding up of the Issuer, each Excess Share shall be entitled to receive ratably with each other share of capital stock of the same class or series as the Original Shares, the assets of the Issuer distributed to the holders of such class or series of capital stock. The trustee shall distribute to the purported transferee the amounts received upon such liquidation, dissolution, or winding up of the Issuer, but only up to the amount paid by such purported transferee, or the market price for the Original Shares on the date of the purported transfer, if no consideration was paid by such transferee, and subject to additional limitations and offsets set forth in the Articles.

    If, after the purported transfer or other event resulting in an exchange of capital stock for Excess Shares, dividends or distributions are paid with respect to the Original Shares, then such dividends or distributions are to be repaid to the trustee for the benefit of the Beneficiary. While Excess Shares are held in trust, Excess Shares may be transferred by the trustee only to a person whose ownership of the Original Shares will not result in a Prohibited Event. At the time of any permitted transfer, the Excess Shares will be automatically exchanged for the same number of shares of the same type and class as the Original Shares. The Articles contain provisions that prohibit the purported transferee of the Excess Shares from receiving in return for such transfer an amount that reflects any appreciation in the Original Shares during the period that such Excess Shares were outstanding. The Articles require any amount received by a purported transferee in excess of the amount permitted to be received to be paid to the Beneficiary.

    The Articles further provide that the Issuer may purchase, for a period of 90 days during the time the Excess Shares are held in trust, all or any portion of the Excess Shares at the lesser of the price paid for the capital stock by the purported transferee (or if no consideration was paid, fair market value at the time of such transaction) or the market price of such shares as determined in accordance with the Articles. The 90-day period begins on the date of the prohibited transfer if the purported transferee gives notice to the Board of Directors of the transfer or, if no such notice is given, the date the Board of Directors determines that a prohibited transfer has been made.

    The aforementioned provisions of the Articles will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Amendments to the Articles require the affirmative vote of at least 66-2/3% of the shares entitled to vote. In addition to preserving the Issuer's status as a REIT, the Ownership Limit may have the effect of precluding an acquisition of control of the Issuer without the approval of the Board of Directors.

    All certificates representing shares of Common Stock bear a legend referring to the restrictions described above.

    All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of the outstanding capital stock must file an affidavit with the Issuer containing the information specified in the Articles within 30 days after January 1 of each year. In addition, certain significant stockholders shall upon demand be required to disclose to the Issuer in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

LIMITATION OF LIABILITY OF DIRECTORS

    The Articles include provisions which limit the liability of directors and officers to the fullest extent permitted under the Maryland General Corporation Law. In addition, the Issuer has entered into indemnification agreements with each of the Issuer's officers and directors.

POWER TO RECLASSIFY AND ISSUE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK

    The Issuer believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common or Preferred Stock and thereafter to cause the Issuer to issue such classified or reclassified shares of stock will provide the Issuer with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by the Issuer's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Issuer's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize the Issuer to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Issuer that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

                     DESCRIPTION OF SECURITIES WARRANTS

    The Issuer may issue Securities Warrants for the purchase of Common Stock. Securities Warrants may be issued independently or together with Common Stock offered by any Prospectus Supplement and may be attached to or separate from such Common Stock. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Issuer and a bank or trust company, as Securities Warrant agent, all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. The Securities Warrant agent will act solely as an agent of the Issuer in connection with the Securities Warrant certificates relating to the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant certificates or beneficial owners of Securities Warrants. The following summaries of certain provisions of the Securities Warrant Agreements and Securities Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreement and the Securities Warrant certificates relating to each series of Security Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Security Warrants.


GENERAL

    The applicable Prospectus Supplement will describe the terms of such Securities Warrants, including as applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants and the exercise price; (iii) the number of such Securities Warrants being offered; (iv) the date, if any, on and after which such Securities Warrants and the Common Stock will be transferable separately; (v) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vi) any material United States federal income tax consequences; (vii) the terms, if any, on which the Issuer may accelerate the date by which the Securities Warrants must be exercised; (viii) the number of Securities Warrants issued; and (ix) any other terms of such Securities Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Securities Warrants. Securities Warrants for the purchase of Common Stock will be offered and exercisable for United States dollars only and will be in registered form only.


    Securities Warrant certificates may be exchanged for new Securities Warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Securities Warrant agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrants, holders of such Securities Warrants will not have any rights of holders of such Common Stock, including the right to receive payments of dividends, if any, on such Common Stock, or to exercise any applicable right to vote.

CERTAIN RISK CONSIDERATIONS


    Any Securities Warrants issued by the Issuer will involve a certain degree of risk, including risks arising from fluctuations in the price of the underlying securities and general risks applicable to the securities market (or markets) on which the underlying securities are traded.

    Prospective purchasers of the Securities Warrants should recognize that the Securities Warrants may expire worthless and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their Securities Warrants. This risk reflects the nature of a Securities Warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the price of the underlying Securities, become worthless when it expires. The trading price of a Securities Warrant at any time is expected to increase if the price of or, if applicable, dividend rate on the underlying Securities, increases. Conversely, the trading price of a Securities Warrant is expected to decrease as the time remaining to expiration of the Securities Warrant decreases and as the price of or, if applicable, dividend rate on the underlying Securities, decreases. Assuming all other factors are held constant, the more a Securities Warrant is "out-of-the-money" (i.e., the more the exercise price exceeds the price of the underlying Securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the Securities Warrant will lose all or part of his or her investment. If the price of the underlying Securities does not rise before the Securities Warrant expires to an extent sufficient to cover a purchaser's cost of the Securities Warrant, the purchaser will lose all or part of his or her investment in such Securities Warrant upon expiration.

    In addition, prospective purchasers of the Securities Warrants should be experienced with respect to options and option transactions and understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the Securities Warrants in light of their particular financial circumstances and the information discussed herein and, if applicable, the Prospectus Supplement. Before purchasing, exercising or selling any Securities Warrants, prospective purchasers and holders of Securities Warrants should carefully consider, among other things, (i) the trading price of the Securities Warrants, (ii) the price of the underlying Securities at such time, (iii) the time remaining to expiration and (iv) any related transaction costs. Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying Securities and should be carefully considered prior to making any investment decisions.

    Purchasers of the Securities Warrants should further consider that the initial offering price of the Securities Warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the Securities Warrants will trade in the secondary market or whether any such market will be liquid. The Issuer may, but is not obligated to, file an application to list any Securities Warrants issued on a United States national securities exchange. To the extent that any Securities Warrants are exercised, the number of Securities Warrants outstanding will decrease, which may result in a lessening of the liquidity of the Securities Warrants.
Finally, the Securities Warrants will constitute direct, unconditional and unsecured obligations of the Issuer and as such will be subject to any changes in the perceived creditworthiness of the Issuer.

EXERCISE OF SECURITIES WARRANTS

    Each Securities Warrant will entitle the holder thereof to purchase such number of shares of Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Issuer), unexercised Securities Warrants will become void.


    Securities Warrants may be exercised by delivering to the Securities Warrant agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days, of the Securities Warrant certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant certificate properly completed and duly executed at the corporate trust office of the Securities Warrant agent or any other office indicated in the applicable Prospectus Supplement, the Issuer will, as soon as practicable, issue and deliver the Common Stock, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant certificate are exercised, a new Securities Warrant certificate will be issued for the remaining amount of Securities Warrants.

AMENDMENTS AND SUPPLEMENTS TO SECURITIES WARRANT AGREEMENTS

    The Securities Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities
Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

COMMON STOCK WARRANT ADJUSTMENTS

    Unless otherwise specified in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including
(i) payment of a dividend on the Common Stock payable in stock and stock splits, combinations or reclassifications of the Common Stock, (ii) issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock at less than their current market price (as defined in the Securities Warrant Agreement for such series of Common Stock Warrants), and
(iii) certain distributions of evidences of indebtedness or assets (including securities but excluding cash dividends or distributions paid out of consolidated earnings or retained earnings or dividends payable in Common Stock) or of subscription rights and warrants (excluding those referred to above).

    No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect. Except as stated above, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right or option to purchase or otherwise acquire the foregoing, in exchange for cash, other property or services.

    Unless otherwise specified in the applicable Prospectus Supplement, in the event of any (i) consolidation or merger of the Issuer with or into any entity (other than a consolidation or a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), (ii) sale, transfer, lease or conveyance of the assets of the Issuer substantially as an entirety or (iii) reclassification, capital reorganization or change of the Common Stock, then any holder of a Securities Warrant will be entitled, on or after the occurrence of any such event, to receive on exercise of such Securities Warrant the kind and amount of shares of stock or other securities, cash or other property (or any combination thereof) that the holder would have received had such holder exercised such holder's Securities Warrant immediately prior to the occurrence of such event. If the consideration to be received upon exercise of the Securities Warrant following any such event consists of common stock of the surviving entity, then from and after the occurrence of such event, the exercise price of such Securities Warrant will be subject to the same anti-dilution and other adjustments described in the second preceding paragraph, applied as if such common stock were Common Stock.


                         DESCRIPTION OF RIGHTS

    The Issuer may issue Rights to its stockholders for the purchase of Common Stock. Each series of Rights will be issued under a separate rights agreement (a "Rights Agreement") to be entered into between the Issuer and a bank or trust company, as Rights agent, all as set forth in the Prospectus Supplement relating to the particular issue of Rights. The Rights agent will act solely as an agent of the Issuer in connection with the certificates relating to the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of Rights certificates or beneficial owners of Rights. The Rights Agreement and the Rights certificates relating to each series of Rights will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or to the time of the issuance of such series of Rights.

    The applicable Prospectus Supplement will describe the terms of the Rights to be issued, including as applicable: (i) the date for determining the stockholders entitled to the Rights distribution; (ii) the aggregate number of shares of Common Stock purchasable upon exercise of such Rights and the exercise price; (iii) the aggregate number of Rights being issued; (iv) the date, if any, on and after which such Rights may be transferable separately;
(v) the date on which the right to exercise such Rights shall commence and the date on which such right shall expire; (vi) any material United States federal income tax consequences; (vii) the number of Rights issued; and (viii) any other terms of such Rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such Rights. Rights will be exercisable for United States dollars only and will be in registered form only.

                        PLAN OF DISTRIBUTION

    The Issuer may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement. The Issuer has reserved the right to sell Securities directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so.


    Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Issuer also may offer and sell Securities in exchange for one or more of its outstanding issues of the Securities or other securities. The Issuer also may, from time to time, authorize dealers, acting as the Issuer's agents, to offer and sell Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters may receive compensation from the Issuer in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by the Issuer to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.


    Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Issuer. Any remarketing firm will be identified and the terms of its agreement, if any, with the Issuer and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Issuer to indemnification by the Issuer against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for the Issuer in the ordinary course of business.


    If so indicated in the Prospectus Supplement, the Issuer will authorize dealers acting as the Issuer's agents to solicit offers by certain institutions to purchase the Securities from the Issuer at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of the Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Securities are being sold to underwriters, the Issuer shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by Contracts.


    Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for, the Issuer in the ordinary course of business.


                   FEDERAL INCOME TAX CONSIDERATIONS

    THE FOLLOWING SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS IS BASED ON CURRENT LAW AND DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SECURITIES IN LIGHT OF THEIR
PERSONAL INVESTMENT OR TAX CIRCUMSTANCES, OR TO CERTAIN TYPES OF SECURITIES HOLDERS (INCLUDING INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, FINANCIAL INSTITUTIONS OR BROKER-DEALERS, FOREIGN CORPORATIONS AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES) SUBJECT TO SPECIAL TREATMENT
UNDER THE FEDERAL INCOME TAX LAWS. CERTAIN FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO HOLDERS OF THE SECURITIES WILL BE PROVIDED IN THE APPLICABLE PROSPECTUS SUPPLEMENT RELATING THERETO.


    EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE AND
OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL


    The Issuer has made an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1994. The Company believes that it is organized and has operated in such a manner as to qualify the Issuer for taxation as a REIT under the Code and its proposed future method of operation will enable the Issuer to continue to so qualify. No assurances, however, can be given that the Company has operated in a manner so as to qualify the Issuer as a REIT or that the Company will continue to operate in such a manner in the future. Qualification and taxation as a REIT depends on the Issuer's ability to meet on a continuing basis, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code on REITs, some of which are summarized below. While the Company intends to operate so that Issuer qualifies as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in circumstances of the Company, no assurance can be given that the Company or the Issuer satisfies the REIT tests or will continue to do so. See "Failure to Qualify" below.

    The sections of the Code relating to qualification and operation as a REIT, and the federal income tax treatment of a REIT and its securityholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

TAXATION OF THE COMPANY


    In any year in which the Issuer qualifies as a REIT, in general, it will not be subject to federal income tax on that portion of its taxable income or capital gain which is distributed to stockholders. The Issuer will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.


    Notwithstanding its qualification as a REIT, the Issuer may also be subject to taxation in certain other circumstances. If the Issuer should fail to satisfy the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Issuer fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Issuer's profitability. The Issuer will also be subject to a tax of 100% on net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property) and, if the Issuer has (i) net income from the sale or other disposition of "foreclosure property" (generally, property acquired by reason of a default on indebtedness or a lease) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Issuer should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Issuer would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Issuer may also be subject to the corporate "alternative minimum tax," on its items of tax preference, as well as tax in certain situations not presently contemplated. Each of the Management Companies is taxed on its income at regular corporate rates. The Company uses the calendar year for federal income tax purposes and for financial reporting purposes.


REQUIREMENTS FOR QUALIFICATION


    To qualify as a REIT, the Issuer must elect to be so treated and must meet the requirements, discussed below, relating to the Company's organization, sources of income, nature of assets, and distributions of income to stockholders.


    ORGANIZATIONAL REQUIREMENTS. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors;
(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code); and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For taxable years of the Issuer beginning on or after January 1, 1998, the Issuer will be treated as having satisfied condition (6) if it complies with the regulatory requirements to request information from its shareholders regarding their actual ownership of the Issuer's stock, and does not know, or exercising reasonable diligence would not have known, that it failed to satisfy such condition. If the Issuer fails to comply with these regulatory requirements for any such taxable year it will be subject to a penalty of $25,000, or $50,000 if such failure was intentional. However, if the Issuer's failure to comply was due to reasonable cause and not willful neglect, no penalties will be imposed. The Articles provide for restrictions regarding transfer of the Issuer's capital stock, in order to assist the Issuer in continuing to satisfy the share ownership requirements described in (5) and (6) above.
Such transfer restrictions are described in "Description of Common Stock -- Restrictions on Transfer."


    GROSS INCOME TESTS. In order for the Issuer to maintain its qualification as a REIT, there are three requirements relating to the Issuer's gross income that must be satisfied annually. First, at least 75% of the Issuer's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Issuer's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property and from dividends, other types of interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing. Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Issuer's gross income (including gross income from prohibited transactions) for each taxable year.


    In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for federal income tax purposes. Thus, the Issuer's proportionate share of the assets, liabilities and items of income of the Operating Partnership and the Property Partnerships will be treated as assets, liabilities and items of income of the Issuer for purposes of applying the REIT requirements described herein.


    Rents received by the Issuer will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that the Company may directly perform certain services other than services which are not "usually or customarily rendered" in connection with the rental space for occupancy only and are considered "rendered to the occupant" of the property. For taxable years of the Issuer beginning on or after January 1, 1998, a de minimus amount of up to 1% of the gross income received by the Company from each property is permitted to be from the provision of non-customary services without disqualifying all other amounts received form such property as "rents from real property." However, such de minimus amount itself will not qualify as "rents from real property" for purposes of the 75% and 95% gross income tests.


    The Management Companies (which will not satisfy the independent contractor standard) as manager for the Operating Partnership and Property Partnerships, will provide certain services with respect to the Centers (other than West Acres Center) and any newly-acquired property of the Operating Partnership or a Property Partnership. The Company believes that all services provided by the Management Companies to the Operating Partnership or Property Partnerships will be of the type usually or customarily rendered in connection with the rental of space for occupancy only, and therefore, that the provision of such services will not cause the rents received with respect to the Centers or newly-acquired centers to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests. If the Operating Partnership or a Property Partnership contemplates providing services in the future that reasonably might be expected not to meet the "usual or customary" standard, it will arrange to have such services provided by an independent contractor from which neither the Operating Partnership nor the Property Partnership receives any income.



    Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT (and the net income from that transaction is subject to a 100% tax). The term

"prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Operating Partnership and the Issuer believe that no asset owned by the Operating Partnership, the Property Partnerships or the Issuer is held for sale to customers and that sale of any Center and associated property will not be in the ordinary course of business of the Operating Partnership, the relevant Property Partnership or the Issuer. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Issuer and the Operating Partnership will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of business."



    It is anticipated that, for purposes of the gross income tests, the Issuer's investment in the Centers through the Operating Partnership and Property Partnerships will in major part give rise to qualifying income in the form of rents and gains on the sales of Centers. Moreover, substantially all income derived by the Issuer from the Management Companies will be in the form of dividends on the stock of such entities owned by the Operating Partnership. Although such dividends will satisfy the 95%, but not the 75% gross income test (as discussed above), the Issuer anticipates that non-qualifying income on its investments (including such dividend income) will not result in the Issuer's failing any of the three gross income tests.



    Even if the Issuer fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Issuer's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Issuer attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "Federal Income Tax Consideration--Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess of 75% or 95% of the Issuer's gross income over the Issuer's qualifying income in the relevant category, whichever is greater, reduced by approximated expenses. There is no comparable relief provision which could mitigate the consequences of a failure to satisfy the 30% gross income limitation.



    ASSET TESTS. The Issuer, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Issuer's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Issuer owns an interest and
(ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Issuer), cash, cash items and government securities. Second, not more than 25% of the Issuer's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Issuer may not exceed 5% of the value of the Issuer's total assets and the Issuer may not own more than 10% of any one issuer's outstanding voting securities. The Issuer's investment in the Centers through its interests in the Operating Partnership and Property Partnerships will constitute qualified assets for purposes of the 75% asset test.



    The Operating Partnership owns 100% of the non-voting preferred stock of each of the Management Companies. By virtue of its partnership interest in the Operating Partnership, the Issuer will be deemed to own its pro rata share of the assets of the Operating Partnership, including the securities of such entities.


    Because the Operating Partnership will not own any of the voting securities of the entities that constitute the Management Companies, the 10% limitation on holdings of the voting securities of any one issuer will not be violated. In addition, based upon a comparison of the total estimated value of the securities of such entities to be owned by the Operating Partnership to the estimated value of the total assets to be owned by the Operating Partnership and the Issuer, the Issuer has represented that the Issuer's pro rata share of the value of the securities of each such entity has not exceeded, and is not expected to exceed in the future, 5% by value of the total assets owned by the Issuer. This 5% limitation must be satisfied not only on the date that the Issuer (directly or through the Operating Partnership) acquires securities of such entities, but also at the end of any quarter in which the Issuer so increases its interest in such entities or so acquires other property. In this respect, if any limited partner of the Operating Partnership exercises its rights to redeem OP Units and the Issuer satisfies the Operating Partnership's obligation upon such exercise with shares of Common Stock, the Issuer will thereby increase its proportionate (indirect) ownership interest in such entities, thus requiring the Issuer to meet the 5% test in any quarter in which such rights are exercised. Although the Issuer plans to take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Operating Partnership's overall interest in the Management Companies.


    ANNUAL DISTRIBUTION REQUIREMENTS. The Issuer, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the Issuer's REIT taxable income (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Issuer timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Issuer does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular ordinary and capital gains corporate tax rates, as applicable. For taxable years of the Issuer beginning on or after January 1, 1998, the Issuer may designate all or a portion of its undistributed net capital gains as being includable in the income of its stockholders as gain from the sale or exchange of a capital asset, which stockholders would receive an increase in the basis of their stock in the Issuer in the amount of such income recognized. Such stockholders would also be treated as having paid their proportionate share of the capital gains tax imposed on the Issuer on such undistributed amounts and would receive a corresponding decrease in the basis of their stock in the Issuer. Furthermore, if the Issuer should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Issuer would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Issuer has made and intends to make timely distributions sufficient to satisfy all annual distribution requirements.

    It is possible that, from time to time, the Issuer may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at the Issuer's taxable income. Further, it is possible that, from time to time, the Issuer may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds its allocable share of cash attributable to that sale. Additionally, the Company may incur cash expenditures that are not currently deductible for tax purposes. As such, the Issuer may have less cash available for distribution than is necessary to meet its annual 95% distribution requirement or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income. To meet the 95% distribution requirement necessary to qualify as a REIT or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income, the Issuer may find it appropriate to arrange for short-term (or possibly long-term) borrowings or to pay distributions in the form of taxable stock dividends. Any such borrowings for the purpose of making distributions to stockholders are required to be arranged through the Operating Partnership.

    Under certain circumstances relating to any IRS audit adjustments that increase income, the Issuer may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Issuer's deduction for dividends paid for the earlier year. Thus, the Issuer may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Issuer will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Issuer must maintain certain records and request certain information from its stockholders designed to disclose the actual ownership of its stock. The Issuer has complied and intends to continue to comply with such requirements.

FAILURE TO QUALIFY

    If the Issuer fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Issuer will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Issuer fails to qualify will not be deductible by the Issuer nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Issuer will also be disqualified from taxation as a REIT for the four taxable years following the year during which the Issuer ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Issuer would be entitled to such statutory relief.

TAXATION OF STOCKHOLDERS

    TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as the Issuer qualifies as a REIT, distributions made to the Issuer's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Issuer's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) assuming the shares are a capital asset in the hands of the stockholder. In addition, any distribution declared by the Issuer in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Issuer and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by the Issuer during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Issuer.

    In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Issuer required to be treated by such stockholder as long-term capital gain.

    BACKUP WITHHOLDING. The Issuer will report to its U.S. stockholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Issuer with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Issuer may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their nonforeign status to the Issuer. See "Federal Income Tax Consideration -- Taxation of Stockholders -- Taxation of Foreign Stockholders."

    TREATMENT OF TAX-EXEMPT STOCKHOLDERS. Distributions from the Issuer to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute "unrelated business taxable income" ("UBTI") unless the stockholder has borrowed to acquire or carry the Common Stock. For taxable years beginning after December 31, 1993, however, qualified trusts that hold more than 10% (by value) of certain REITs may be required to treat a certain percentage of such a REIT's distributions as UBTI. This requirement will apply only if (i) the REIT would not qualify for federal income tax purposes but for the application of a "look-through" exception to the "five or fewer" requirement applicable to shares held by qualified trusts and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For those purposes, a qualified trust is any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "five or fewer" requirement without relying upon the "look-through" exception. The restrictions on ownership of the Common Stock in the Articles will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing the Common Stock, absent approval by the Board of Directors.

    TAXATION OF FOREIGN STOCKHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.


    Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless a applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the shares is treated as effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation). The Issuer expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Issuer claiming that the distribution is effectively connected income. Distributions in excess of current and accumulated earnings and profits of the Issuer will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of a stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares in the Issuer, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Issuer.


    For any year in which the Issuer qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The Issuer is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Issuer as a capital gains dividend. This amount is creditable against the Non-U.S. Stockholder FIRPTA tax liability.


    Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if the Issuer is a "domestically controlled REIT" defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Issuer will be a "domestically controlled REIT," although there can be no assurance that it will retain its status as such. If the Issuer is not "domestically controlled," gain recognized by a Non-U.S. Stockholder will continue to be exempt under FIRPTA if such person at no time owned more than five percent of the Common Stock of the Issuer. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the shares is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for more than 182 days during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA the Non-U.S. Stockholder will be subject to the same treatment a U.S stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

    If the proceeds of a sale of shares are paid by or through a U.S. office of a broker, the payment is subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-US. broker. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if: (i) the payment is made through an office outside the U.S. of a broker that is: (a) a U.S. person; (b)a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S.; or (c) a "controlled foreign corporation" for U.S. federal income tax purposes; and (ii) the broker fails to initiate documentary evidence that the shareholder is a Non-U.S. Stockholder and that certain conditions are met or that the Non-U.S. Stockholder otherwise is entitled to a exemption.

TAX ASPECTS OF THE ISSUER'S INVESTMENTS IN PARTNERSHIPS


    GENERAL. The Issuer holds direct or indirect interests in the Operating Partnership and the Property Partnerships (each individually a "Partnership" and, collectively, the "Partnerships"). In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Issuer will include its proportionate share of the foregoing items of the Partnerships for purposes of the various REIT income tests and in the computation of its REIT taxable income. See "Federal Income Tax Consideration -- Requirements for Qualification -- Gross Income Tests." Any resultant increase in the Issuer's REIT taxable income will increase its distribution requirements (see "Federal Income Tax Consideration -- Requirements or Qualification -- Annual Distribution Requirements"), but will not be subject to federal income tax in the hands of the Issuer provided that such income is distributed by the Issuer to its stockholders. Moreover, for purposes of the REIT asset tests (see "Federal Income Tax Consideration -- Requirements for Qualification -- Asset Tests"), the Issuer will include its proportionate share of assets held by the Partnerships.



    TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES.  Pursuant to
Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed principally by way of contributions of appreciated property. Consequently, the Partnership Agreement requires such allocation to be made in a manner consistent with Section 704(c) of the Code.

    In general, the limited partners of the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Partnerships of the contributed assets. This will tend to eliminate the Book-Tax Difference over the life of the Partnerships. However, the special allocation rules of Section 704(c) do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable

Treasury Regulations, such special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating such deductions to the non-contributing partners (i.e., the REIT and the other non-contributing partners) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners that contributed the property. The Operating Partnership intends to elect the traditional method of rectifying the Book-Tax Difference under the applicable Treasury Regulations, pursuant to which, if depreciation deductions are less than the non-contributing partners' share of book depreciation, then the non-contributing partners lose the benefit of these deductions ("ceiling rule"). When the property is sold, the resulting tax gain is used to the extent possible to eliminate the Book-Tax Difference (reduced by any previous book depreciation). Because of the application of the ceiling rule it is anticipated that tax depreciation will be allocated substantially in accordance with the percentages of OP Units held by the Issuer and the limited partners of the Operating Partnership, notwithstanding Section 704(c) of the Code. Thus, the carryover basis of the contributed assets in the hands of the Partnerships will cause the Issuer to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book depreciation allocated to it, and possibly the economic and book income or gain allocated to it as a result of such sale. This may cause the Issuer to recognize taxable income in excess of cash proceeds, which might adversely affect the Issuer's ability to comply with the REIT distribution requirements. See "Federal Income Tax Consideration -- Requirements for Qualification -- Annual Distribution Requirements."

OTHER TAX CONSIDERATIONS

    THE MANAGEMENT COMPANIES. A portion of the cash to be used by the Operating Partnership to fund distributions to partners, including the Issuer, is expected to come from the Management Companies through dividends on the stock that will be held by the Operating Partnership. The Management Companies will receive income from the Operating Partnership, the Property Partnerships and unrelated third parties. Because the Issuer, the Operating Partnership and the Management Companies are related through stock ownership, income of the Management Companies from services performed for the Issuer and the Operating Partnership may be subject to certain rules under which additional income may be allocated to the Management Companies. The Management Companies will pay federal and state income tax at the full applicable corporate rates on its income prior to payment of any dividends. The Management Companies will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent that the Management Companies are required to pay federal, state, or local taxes, the cash available for distribution by the Issuer to stockholders will be reduced accordingly.

    POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES. Prospective holders of Securities should recognize that the present federal income tax treatment of investment in the Issuer may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in the Issuer.

    STATE AND LOCAL TAXES. The Company and its holders of Securities may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its holders of Securities may not conform to the federal income tax consequences discussed above. Consequently, prospective holders of Securities should consult their own tax advisors regarding the effect of state and local tax laws on an investment in any Securities.


                            LEGAL MATTERS

    The validity of the Securities and certain tax matters will be passed upon for the Company by O'Melveny & Myers LLP. O'Melveny & Myers LLP will rely as to certain matters of Maryland law on the opinion of Ballard, Spahr, Andrews & Ingersoll.

                              EXPERTS

    The financial statements and financial statement schedule of the Issuer incorporated in this Prospectus by reference to the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and the combined statement of certain revenues and certain expenses of Vintage Faire Associates and Billings Associates for the year ended December 31, 1995, incorporated in this Prospectus by reference to the Issuer's Current Report on Form 8-K/A (event date November 30, 1996), have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in each of its reports thereon included therein and incorporated herein by reference.

    The combined statement of certain revenues and certain expenses of Buenaventura Mall, Fresno Fashion Fair and Huntington Beach Mall for the fiscal year ended December 31, 1995, incorporated in this Prospectus by reference to the Issuer's Current Report on Form 8-K/A (event date December 30,
1996), has been audited by KPMG Peat Marwick LLP, independent accountants, as indicated in its report thereon included therein and incorporated herein by reference.

    The combined statement of certain revenues and certain expenses of South Towne Center and South Towne Marketplace for the fiscal year ended December 31, 1996, incorporated in this Prospectus by reference to the Issuer's
Current Report on Form 8-K/A (event date August 6, 1997), has been audited by Ernst & Young LLP, independent accountants, as indicated in its report thereon included therein and incorporated herein by reference.

    Each of the above-referenced financial statements, schedules and reports is incorporated herein by reference in reliance upon the authority of the respective firms as experts in accounting and auditing.

 No dealer, salesperson or other
individual has been authorized to give
any information or to make any
representations other than those
contained or incorporated by reference                 $500,000,000
in this Prospectus in connection with
the offer made by this Prospectus and,
if given or made, such information or
representations must not be relied upon
as having been authorized by the                 [LOGO OF THE MACERICH COMPANY]
Company or any agent, dealer or
underwriter.  Neither the delivery of
this Prospectus nor any sale made                  THE MACERICH COMPANY
hereunder shall under any circumstances
create an implication that there has
been no change in the affairs of the
Company since the date hereof.  This
Prospectus does not constitute an offer
or solicitation by anyone in any state
in which such offer or solicitation is
not authorized or in which the person
making such offer or solicitation is
not qualified to do so or to anyone to
whom it is unlawful to make such offer
or solicitation.

 _______________________

      TABLE OF CONTENTS                                 SECURITIES
                                  Page
         Prospectus

AVAILABLE INFORMATION                2

INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE               2

THE COMPANY                          3

RISK FACTORS                         3         ---------------------------

USE OF PROCEEDS                      8                   PROSPECTUS

DESCRIPTION OF COMMON STOCK          9          ---------------------------

DESCRIPTION OF SECURITIES
WARRANTS                            10

DESCRIPTION OF RIGHTS               12

PLAN OF DISTRIBUTION                13

FEDERAL INCOME TAX
CONSIDERATIONS                      14            December_, 1997

LEGAL MATTERS                       22

EXPERTS                             23

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  Registration fee                        $147,148
  Printing and engraving expenses          150,000
  Accounting fees and expenses             100,000
  Legal fees and expenses                  200,000
  Blue sky fees and expenses                30,000
  Fees and expenses of Transfer Agent       30,000
  Miscellaneous                             17,852
                                          --------
   Total                                  $675,000
                                          --------
                                          --------

_____________________

 * To be filed by amendment.


Item 15.   Indemnification of Directors and Officers

    The MGCL permits a corporation formed in Maryland to include in its charter a provision eliminating or limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for (i) active and deliberate dishonesty established by a final judgment as being material to that cause of action or (ii) actual receipt of an improper benefit or profit in money, property or services. The Issuer's Articles have incorporated such a provision which limits such liability to the fullest extent permitted by the MGCL.


    The Articles authorize the Issuer to indemnify its present and former officers and directors and to pay or reimburse reasonable expenses in advance of the final disposition of the proceeding to the maximum extent permitted from time to time by the laws of Maryland. The Bylaws of the Issuer obligate it to indemnify and advance reasonable expenses to present and former directors and officers to the maximum extent permitted by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, the MGCL requires the Company, as conditions to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the applicable bylaws or partnership agreement and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. The bylaws also
(i) permit the Issuer to provide indemnification and advance expenses to a present or former director or officer who served a predecessor of the Issuer in such capacity, and to any employee or agent of the Issuer or a predecessor of the Issuer, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the applicable bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (iii) permit the Issuer to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the MGCL for directors of Maryland corporations.



    The Partnership Agreement of the Operating Partnership also provides for indemnification of the Issuer and its officers and directors to the same extent that indemnification is provided to officers and directors of the Issuer in the Articles, and limits the liability of the Issuer and its officers and directors to the Operating Partnership and its partners to the same extent that liability of officers and directors of the Issuer is limited under the Articles.


    The Issuer and the Operating Partnership have entered into indemnification agreements with each of the Issuer's officers and directors. The indemnification agreements require, among other things, that the Issuer and the Operating Partnership indemnify the Issuer's officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related reasonable expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Issuer and the Operating Partnership must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover officers and directors under the Issuer's directors' and officers' liability insurance. Although this form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws of the Issuer and the Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors, by the stockholders or by the partners of the Operating Partnership to eliminate the rights it provides.


Item 16. Exhibits.

Exhibit
Number                       Description of Exhibit
-------                      ----------------------


 4.1      Articles of Amendment and Restatement of the Issuer
          (included as an exhibit to the Issuer's Registration Statement on Form S-11, as amended (No. 33-68964), and incorporated herein by reference).



 4.2 Articles Supplementary (included as an exhibit to the Issuer's Current Report on Form 8-K, event date May 30, 1995, and incorporated herein by reference).



 4.3 Bylaws of the Issuer (included as an exhibit to the Issuer's Registration Statement on Form S-11, as amended (No. 33-68964), and incorporated herein by reference).



 4.4 Form of Common Stock Certificate (included as an exhibit to the Issuer's Current Report on Form 8-K, event date May 30, 1995, and incorporated herein by reference).


 5.1 Opinion of O'Melveny & Myers LLP as to the validity of the Securities.


 8.1      Opinion of O'Melveny & Myers LLP as to certain tax matters.

23.1*    Consent of Coopers & Lybrand L.L.P. (relating to report on combined statement of certain revenues and certain expenses of Vintage Faire Associates and Billings Associates for the fiscal year ended December 31, 1995).



 23.2 Consent of Coopers & Lybrand L.L.P. (relating to report on financial statements and financial statement of schedule of the Issuer included in the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Annual Report"), included as
          Exhibit 23.1 to the Annual Report and incorporated herein by reference).



 23.3 Consent of KPMG Peat Marwick LLP (relating to report on combined statement of certain revenues and certain expenses of Buenaventura Mall, Fresno Fashion Fair and Huntington Beach Mall for the fiscal year ended December 31, 1995).



 23.4 Consent of Ernest & Young LLP (relating to report on combined statement of certain revenues and certain expenses of South Towne Center and South Towne Marketplace for the fiscal year ended December 31, 1996).



 23.5     Consent of O'Melveny & Myers LLP (included in Exhibit 5.1 and
          Exhibit 8.1).




 24.1*    Power of Attorney.

___________________



  *Previously filed.





Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 and incorporated herein by reference;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby further undertakes that:

  (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES



 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 8th day of December, 1997.

                                       THE MACERICH COMPANY



                                       By: /s/     Arthur M. Coppola
                                           --------------------------
                                                   Arthur M. Coppola
                                         President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                          Date


  /s/ MACE SIEGEL
---------------------------    Chairman of the Board of       December 8, 1997
      Mace Siegel              Directors


  /s/ DANA K. ANDERSON
---------------------------    Vice Chairman of the Board     December 8, 1997
      Dana K. Anderson         of Directors and Chief
                               Operating Officer

Signature                      Title                          Date



  /s/ ARTHUR M. COPPOLA
--------------------------     Director, President and Chief  December 8, 1997
      Arthur M. Coppola        Executive Officer (Principal
                               Executive Officer)


          *
--------------------------     Director, Executive Vice       December 8, 1997
      Edward C. Coppola        President and Director of
                               Acquisitions


          *
--------------------------     Director                       December 8, 1997
      James S. Cownie



  Theodore S. Hochstim         Director                       December 8, 1997


          *
--------------------------     Director                       December 8, 1997
      Fred S. Hubbell


          *
--------------------------     Director                       December 8, 1997
      Stanley A. Moore


          *
--------------------------     Director                       December 8, 1997
 Dr. William P. Sexton


  /s/ THOMAS E. O'HERN
--------------------------     Senior Vice President,         December 8, 1997
      Thomas E. O'Hern         Chief Financial Officer
                               and Treasurer (Principal
                               Financial Officer and
                               Principal Accounting
                               Officer)


* By: /s/ ARTHUR M. COPPOLA
     ------------------------
          Arthur M. Coppola
          ATTORNEY-IN-FACT